UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2022, the Board of Directors (the “Board”) of Rigetti Computing, Inc. (the “Company”) appointed Dr. Subodh Kulkarni to the Board, effective as of December 16, 2022, to fill the vacancy created by Dr. Chad Rigetti’s previously disclosed resignation from the Board effective as of December 15, 2022. Dr. Kulkarni will serve as a Class I director until the Company’s 2023 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. As the Company’s President and Chief Executive Officer, Dr. Kulkarni is not currently considered an independent director. As such, Dr. Kulkarni will not serve on any committees of the Board and will not receive any compensation for his director service apart from his compensation for his services as President and Chief Executive Officer of the Company.

Dr. Kulkarni was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person. Dr. Kulkarni does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022

RIGETTI COMPUTING, INC.

By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer